Exhibit 99.1

NEWS

For Release December 16, 2004 at 11:00 a.m. PST:

WJ Communications Appoints Experienced New Chief Financial Officer; Semiconductor Industry Veteran - Ephraim Kwok Joins WJ Management Team

SAN JOSE, Calif.—(BUSINESS WIRE)—Dec. 16, 2004—WJ Communications, Inc. (Nasdaq:WJCI), a leading designer and supplier of high-performance RF semiconductors and multi-chip modules (MCM), today announced the appointment of Ephraim Kwok to the position of Senior Vice President and Chief Financial Officer.

Mr. Kwok has substantial experience as a CFO of both public and private semiconductor companies. Most recently, Mr. Kwok was CFO of Summit Microelectronics, a privately held analog semiconductor company. From 1998 to 2001 he served as CFO of Elantec Semiconductor, a public company that was acquired by Intersil Inc. At Elantec, Mr. Kwok presided over a successful follow-on public offering and helped to manage the Company through significant growth in its operations and market capitalization. Mr. Kwok has also served in the CFO position at Macronix, Inc., Ascent Logic Corporation and KMOS Semiconductor. He currently is a member of the board of directors of Infrant Technologies, Inc. Mr. Kwok received his Masters in Business Administration from the Haas School of Business at U.C. Berkeley and his B.S. from U.C. Davis.

“With his extensive experience as a CFO of leading semiconductor companies, Ephraim is a great addition to the WJ management team,” said Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications. “His prior success in helping to manage fast growing semiconductor companies was paramount in our decision to hire Ephraim, as we are focused on continuing to build our semiconductor business and fully capitalize on our growth opportunities. His skills in maintaining strong financial and operating discipline in expanding operations will assist WJ in reaching its financial objectives.”

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices, chipsets and multi-chip modules (MCMs) for telecommunications, RF identification (RFID) and homeland security systems worldwide. WJ’s highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call 408-577-6200.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s successful transition to an RF semiconductor company and in the long term, the Company’s ability to utilize its cash effectively, the Company’s ability to successfully integrate acquired operations and achieve performance targets including the ability to maintain or improve gross margins, successful resolutions of certain contractual matters, actual improvement in overall demand, technological innovation in the wireless communications markets, the availability and the price of raw materials and components used in the Company’s products, the demand for wireless systems and products generally as well as those of our customers, the adequacy of the Company’s obsolete inventory reserve, the success of the Company’s new product introductions and the Company’s ability to expand its customer base, broaden its product offering and deepen its penetration into existing customers and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

CONTACT:

WJ Communications

Mike Farese, 408-408-6200

www.wj.com

or

The Blueshirt Group (for WJ Communications)

Chris Danne, 415-217-7722 (Investor Relations)

chris@blueshirtgroup.com

Rakesh Mehta, 415-217-7722 (Investor Relations)

rakesh@blueshirtgroup.com

SOURCE: WJ Communications, Inc.